August 31, 1995



BOTI Acquisition Corp.
BOTI Holdings, Inc.
11755 East Peakview Avenue
Englewood, Colorado 80111

ATTENTION: Steven P. Cloward

Gentlemen:

     We refer to the Merger Agreement dated as of July 24, 1995, between you and the undersigned. You have requested that the date of September 1, 1995, in Section 7.1(f) of the Merger Agreement, be changed to October 2, 1995.

     The Investment Committee and the Board of Directors of the Company, on behalf of the Company, have approved that request on the condition that you agree that the Company will delay incurring additional expenditures with respect to its proxy statement until the Company has been advised that you have satisfied or waived the condition in Section 6.2(h) and the Company is satisfied that the fairness opinion specified in Section 6.1(g) will be received. Such delay shall be considered to be consistent with our responsibilities under Section 1.8 and Section
5.1 of the Merger Agreement.

     Please sign your acceptance below.

                               Yours very truly,

                               BIG O TIRES, INC.


                               By /s/ John E. Siipola
                                  -------------------
                                  John E. Siipola, Chairman

ACCEPTED:

BOTI Acquisition Corp.        BOTI Holdings, Inc.


By /s/ Steven P. Cloward           By /s/ Steven P. Cloward
   ---------------------              ---------------------
   Steven P. Cloward, President       Steven P. Cloward, President